UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35913	20-4929029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Oxford Centre 301 Grant Street, Suite 2700 Pittsburgh, Pennsylvania	15219 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (412) 304-0304

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2020, in connection with the transaction described in Item 8.01 below, James E. Minnick announced his intention to retire from the board of directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”) and its wholly owned subsidiary, TriState Capital Bank (the “Bank”), effective February 10, 2020. Mr. Minnick’s retirement is not due to any disagreement with the Company related to its operations, policies or practices. The Company does not intend to appoint a successor for Mr. Minnick at this time.

Mr. Minnick has served on the Board since August 2012, when he was appointed as the designee of the Lovell Minnick funds, which invested in the Company’s preferred stock prior to the Company’s initial public offering. Mr. Minnick also served on the Compensation Committee and the Nominating and Corporate Governance Committee of the Company.

Item 8.01.	Other Events.

On February 5, 2020, the Company and LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (together, the “Selling Shareholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (“Barclays”), pursuant to which, and subject to the satisfaction of the conditions set forth therein, Barclays agreed to purchase from the Selling Shareholders 2,678,049 shares of common stock, no par value, of the Company (the “Shares”), at a price of $22.35 per Share. The offering of the Shares pursuant to the Underwriting Agreement (the “Offering”) is anticipated to close on February 10, 2020. The Company will not receive any proceeds from the Offering. Upon completion of the Offering, the Selling Shareholders will no longer own any of the Company’s outstanding common stock.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-222074), which was filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2017 and declared effective by the SEC on December 21, 2017, as supplemented by a preliminary prospectus supplement filed with the SEC on February 5, 2019, and a final prospectus supplement dated February 5, 2020.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. The Company and the Selling Shareholders agreed to indemnify the Underwriters against certain liabilities, including liabilities related to the Registration Statement, the preliminary prospectus supplement, the final prospectus supplement and any free writing prospectus used by the Company.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 5, 2020, by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC, LM III-A TriState Holdings LLC and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

Dated: February 7, 2020	By:	/s/ James F. Getz
	Name:	James F. Getz
	Title:	Chairman, President and Chief Executive Officer